EXHIBIT 10.1

Purchase Agreement | Sale of Hemp Flower

{**Portions of this Agreement have been

Redacted as would likely cause competitive harm**}

This Sale and Purchase Agreement is entered into on June 18, 2019 (hereinafter the “Effective Date”) by and between Elite Foundation Inc. (hereinafter the “Buyer”) having its registered office at {**REDACTED**}and Easy Street Services Company with Singlepoint Inc acting as Co. Suppliers (hereinafter the “Supplier”) (hereinafter collectively the “Parties” or individually, a “Party.) The Supplier supplies grown and harvested agricultural biomass for use in extraction processes. The Buyer desires to purchase such agricultural biomass and/or industrial hemp flower pursuant to the terms and conditions provided herein.

Definitions

“Agreement” means this Sale and Purchase Agreement and any Purchase Order submitted hereunder.

“Cannabinoids” means any of a class of chemical compounds found in plants of the genus Cannabis, and includes terpenoids and flavonoids.

“Product” means any product offered by Supplier, which may include extracts from biomass containing Cannabinoids.

“Hemp Flower” means a plant of the genus Cannabis and any part of the plant, whether growing or not, containing less than .3% Δdelta-9 tetrahydrocannabinol concentration and deemed federally compliant.

“Lot” means a sale of Product by Supplier to Buyer in a given month, as specified in a Purchase Order.

“Process” means the method, course, and actions of the transaction including the functional, legal, and administrative proceedings that all parties commit to.

“Escrow” means funds of the buyer and materials of the supplier held under the complete set of instructions and conditions of an escrow agreement by an authorized Escrow agent who is a licensed attorney in the state in which one of the parties is domiciled.

PURCHASE COMMITMENT; TITLE TO PRODUCTS; ASSUMPTION OF RISK

Supplier will sell and Buyer will purchase 285,000 (two hundred eighty five thousand) lbs of Consumable Hemp Flower to be comprised of:

I. Comprised of a reasonable number of genetic varieties (Re: Strain Table Below - p.3)

II. Machine trimmed or better

III. Organic practices

IV. Pleasant aesthetic appearance and olfactory perception (‘A’ buds)

V. CBD content ≥12% on a dry weight basis

All to be within acceptable limits of designated thresholds relating to pesticides, chemicals, potency, and solvents from Supplier under this Purchase Agreement. The initial 45,000 lbs will be broken down into three divisions consisting of 10,000 lbs (month one - June 2019) to be purchased at {**REDACTED**} per pound followed by 15,000 lbs (month two - July 2019) to be purchased at {**REDACTED**} per pound and finally 20,000 lbs (month three - August 2019) to be purchased at {**REDACTED**}per pound for final unit based pricing reference the table below (‘Schedule A’). Both Buyer and Supplier agree and understand the unit sales price for the subsequent 240,000 lbs will be {**REDACTED**}. (hereinafter referred to as "Standard Contract Price") for the remainder of the term of the agreement for a total purchase price of {**REDACTED**} USD. Buyer may place monthly Purchase Orders in excess of the Initial Order. Title of the products will pass to Buyer at the time the Supplier receives payment in full and/or Buyer takes possession of the Product.

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Purchase Agreement | Sale of Hemp Flower

Buyer bears all risk of damage or loss to the Product after taking possession. Buyer represents and warrants that it holds any and all required applicable licenses or permits required to purchase, possess, or ship the Product. The laws governing the Products differ among the various States, as a result, it may be illegal to take or transfer the Products across state or international borders. Buyer represents that it is aware of the laws applicable to it governing the possession, use, transport, or sale of the Products and assumes all risk for shipping to any location.

Payment and Delivery. The prices and terms stated on the Purchase Order and stated herein apply to all Products . hereunder. All will be made by wire transfer into the designated payment account. Supplier agrees to store for a reasonable time any product purchased by Buyer until Buyer can take delivery of Product. All Product is FOB (Free On Board) from Supplier’s location during the initial three month engagement. However, Supplier at its absolute and sole discretion, may agree to transport delivery of product to Buyer if possible at an additional fee. Buyer acknowledges that it accepts all liability of the Product arranged under its own transportation services and hired transportation companies and services. For the subsequent 12 months, all product is FOB (Free On Board) to Buyer’s location as referenced below.

Bank: {**REDACTED**}	Wire Number: {**REDACTED**}	Account Number: {**REDACTED**}
Swift Code: {**REDACTED**}	Account Name: SinglePoint Inc.

SCHEDULE A: {**REDACTED**}

Inspection Period: Unless otherwise agreed upon in writing by each of the parties, Buyer shall have a 3-day inspection period commencing upon delivery to inspect the Seller’s product both internally for qualitative analysis (aesthetics/olfactory) and externally through an agreed upon independent testing lab for quantitative analysis (concentrations/compliance). Buyer must reject any non-conforming quantity of the order amount within a 3-day period. Any rejection must be made within that time frame. If no submission of rejection has been made during said time, the product is deemed to have been possessed and accepted by the Buyer.

For the initial transaction only [with regards to Buyer’s opportunity for Due Diligence afforded by Seller as described in the phone conversation which took place 6 June 2019 between all named Parties to this agreement], refusal of acceptance of the Product communicated in-person by the Buyer during the tour and inspection of Seller’s facilities prior to any fulfillment whatsoever shall render this agreement null and void.

PRODUCT ACCEPTANCE AND EXPRESS LIMITED WARRANTY

a.	SUPPLIER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING USE OF THE PRODUCT FOR ANY PURPOSE, INCLUDING BUYER’S FURTHER DISTRIBUTION, PROCESSING, AND SALE OF THE PRODUCT AND INCLUDING USE OF THE PRODUCT IN APPLICATIONS INVOLVING THE DIAGNOSIS, CURE, MITIGATION, TREATMENT OR PREVENTION OF DISEASE.

b.	SUPPLIER HEREBY DISCLAIMS, AND BUYER WAIVES, ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES WILL SUPPLIER BE LIABLE TO BUYER FOR ANY INDIRECT, CONSEQUENTIAL, COLLATERAL, SPECIAL, OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS) WITH RESPECT TO ANY PRODUCT OR SERVICE PROVIDED BY SUPPLIER, WHETHER SUCH CLAIM IS BASED ON CONTRACT, NEGLIGENCE, STRICT TORT, WARRANTY, OR ANY OTHER BASIS. SUPPLIER’S LIABILITY MAY NOT, IN ANY EVENT, EXCEED THE PURCHASE PRICE OF THE PARTICULAR PRODUCT WITH RESPECT TO WHICH A CLAIM IS MADE.

Disputes: In the event of a dispute over quantitative conformity of the product to specifications, the dispute will be settled by submission of samples to a lab previously unaffiliated with the transaction, except in the case of qualitative disconformity, which shall be determined at the Buyer’s reasonable and sole discretion. A certified, independent lab, agreed upon by all parties, will conduct both sampling and testing for said quantitative analysis.

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Purchase Agreement | Sale of Hemp Flower

Upon review, should product fail to meet the contract requirements, Seller will remedy failure through any and/or all the following methods:

•	Price Reduction: To be negotiated only in the event of a breach.
•	Breach Cure Periods: Seller shall have 30 days in which to cure any breach of the agreement.
•	Accommodation Discount: This discount is for any delay or lack of continuity due solely to Seller’s actions.
•	Choice of another available product that meets contract agreements.

Both Buyer and Supplier recognize that the Buyer benefits from a well diversified menu of available genetics as hemp profiles varray and both Parties are committed to working collectively to put the Buyer in the best possible position to benefit from a complex offering. (Some of those Genetic Profiles can be found below in the illustrative table)

Strain List
Suzie Q	Harlequin	AC/DC	Berry Blossom	CBD Critical Cure	Oracle
Electra	Ringo’s Gift	Cannatonic	Chocolate Tonic	Sour space candy	**Any new cultivars that are in development to meet consumer demand**
Cobbler	Trump / T-1	Harle-Tsu	Stormy Daniels	Bubba Kush Hemp
Therapy	Dance World	Blue Genius	Sour Tsunami	CBD Mango Haze
Lifter	Valentine X	Abacus	Hawaiian Haze	Charlotte’s Web

•	Successors and Assigns: This agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto, and each of them. Supplier may under sole discretion and without warring assign this contract in its entirety to the registered parent entity of record JMSJ Holdings, LLC.

•	Attorney’s Fees: In the event that any action, suit or other proceeding is instituted to remedy, prevent, or obtain relief from this Agreement, or arising out of a breach of this Agreement, each party shall be responsible for their own attorney fees. Including any and all appeals or petitions therefrom.

•	Entire Agreement: This agreement constitutes a single occurrence, one month, integrated written contract expressing the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreement of the parties hereto relative to the subject whatsoever have been made by any part hereto, except specifically set forth in this Agreement or it Exhibits. All prior discussion, negotiations and agreement between the parties are superseded by this Agreement.

•	Governing Law: This Agreement shall be construed in accordance with, and be governed by, the laws of the State of Oregon. Jurisdiction and venue shall be proper in Multnomah County, Oregon. If any part of this agreement is deemed unconstitutional or to be excluded the remainder will still stay in effect.

•	Execution in Counterparts: This agreement may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be an original, but such counterparts together shall constitute but one and the same instrument and Agreement.

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Purchase Agreement | Sale of Hemp Flower

•	Limitation of Liability: The Supplier is not liable for the failure of any 3rd party to carry out its obligations, whether or not they are disclosed in this agreement and expressly disclaims any liability due to the action of any non-party. The Suppliers entire liability, whether in tort or in contract, ends with the acceptance of the product and is limited to the replacement of cost the product to be deemed unacceptable during the duration of the contract.

•	Intellectual Property Licenses: Supplier will retain all right, title, and interest in and to its intellectual property rights in the Product and its related business operations. Supplier does not grant to Buyer any license related to its intellectual property rights. Buyer will not attempt, nor authorize any third party to attempt to reverse engineer, disassemble, or otherwise deconstruct any intellectual property rights of Supplier.

•	Compliance with Laws and Regulations; Taxes: Buyer will be solely responsible for compliance with all applicable laws, rules, and regulations related to its purchase, use, and further distribution, processing, and sale of the Product, including without limitation and if applicable (i) Good Manufacturing Practices as promulgated by the United States Food and Drug Administration and specified in the U.S. Code of Federal Regulations Part 111, as amended from time to time, and (ii) obtaining and maintaining in force any required permit, license, exemption, filing, registration, and other authorization required for or applicable to its purchase, use, and/or further distribution, processing, and/or sale of the Product. Any tax or other government charge now or in the future levied upon the Product, sale, use or shipment, of the Product ordered, sold or purchased under this Agreement, shall be borne by the Party directly assigned and liable for same. Buyer understands and acknowledges that U.S and state export laws and regulations may control Supplier’s Product, and Buyer is responsible for compliance with all applicable import and export regulations.

•	Complaints and Recalls of Product: Buyer is responsible for establishing and maintaining appropriate complaint handling systems and compliance with all applicable regulatory reporting requirements and (i) is responsible for making all necessary reports to applicable regulatory agencies or authorities applicable to its purchase, use, and distribution of the Product, and (ii) will provide copies of any necessary reports to Supplier as promptly as is reasonably possible. Buyer and Supplier will cooperate in good faith to respond to all customer inquiries and complaints relating to the Product and the record keeping and reporting relating thereto. Buyer must promptly notify Supplier of any Product-related complaint that its agents, or designated representatives receive, or any complaint, incident, or near incident, regarding the Product of which they become aware. Supplier will provide all reasonable assistance requested by Buyer in investigating customer complaints, incidents, or near incidents regarding the Product that are related to or arise from the growing and processing of the Product. If any regulatory authority seizes any Product, requests a recall of the Product, otherwise notifies Buyer or Supplier of any violation or potential violation of any applicable law, the first notified Party must promptly notify the other Party and provide it with a copy of any applicable recall letter or equivalent written notification. Buyer and Supplier will reasonably cooperate with each other in the event of any recall of any Product. Buyer and Supplier will each provide information reasonably requested by the other to investigate the cause and extent of the problem. Recalls, unless caused by Supplier as a result of its breach of this Agreement, will be the responsibility of Buyer, and Buyer will bear all expenses connected therewith.

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Purchase Agreement | Sale of Hemp Flower

•	Indemnification.

m	Buyer will indemnify, defend, and hold harmless Supplier and its members, managers, directors, officers, employees, agents, and affiliates against any and all claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs, and expenses that such parties may incur or suffer (including, but not limited to, reasonable legal fees) arising out of or related to (i) Buyer’s failure to comply with applicable laws, rules, and regulations, (ii) the storage or handling of the Product during or after delivery by Supplier (except when FOB to Buyer in the latter 12 months of the term), (iii) the modification, processing, distribution, marketing, or sale of any of the Product, except to the extent caused by the gross negligence or willful misconduct of Supplier in the development or processing of the Product, (iv) any statement, promise, representation or warranty made by Buyer or by any agent or distributor of Buyer to a subsequent Buyer, (v) modification, processing or alteration of any Product after shipment by Supplier, (vi) materials, components, directives, or instructions given by Buyer to Supplier, (vii) any claim by a third party that Buyer’s manner of use of the Product infringes the proprietary rights of the third party, (viii) any material breach by Buyer of any representation, warranty, covenant, or similar promise made under this Agreement or arising out of this Agreement.

m	Supplier will indemnify, defend, and hold harmless Buyer and its members, managers, directors, officers, employees, agents, and affiliates against any and all claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs, and expenses that such parties may incur or suffer (including, but not limited to, reasonable legal fees) arising out of or related to (i) Seller's failure to comply with applicable laws, rules, and regulations. (ii) any personal injury or death caused by the gross negligence or willful misconduct of Supplier or (iii) any claim by a third party that a Product infringes any proprietary rights. Supplier will not have any liability to Buyer or any obligation to indemnify, defend, or hold harmless any of the Buyer indemnified parties under the preceding sentence to the extent that any infringement or claim is based upon any (a) use of the Product in a manner for which it was not designed or intended, or (b) modification or processing of the Product by Buyer or any third party.

m	A Party seeking indemnification under this Agreement (the “Indemnified Party”) must give the other Party (the “Indemnifying Party”) written notice of any claim within 15 business days after it first learns of such claim. The Indemnifying Party has the right to defend, or at its option to settle, and the Indemnifying Party agrees, at its own expense, to defend or at its option to settle, any indemnified claim, suit or proceeding brought against the Indemnified Party, subject to the limitations below. The Indemnifying Party will have sole control of any such action or settlement negotiations and agrees to pay, subject to the limitations below, any judgment entered against the Indemnified Party on such issues in any suit or proceeding defended by the Indemnifying Party. The Indemnified Party agrees, at the Indemnifying Party’s expense, to cooperate with the Indemnifying Party and satisfy any reasonable request for information and assistance relating to any efforts to settle or defend any such claim, suit or proceeding. The Indemnified Party may not settle or compromise any claim without the prior written consent of the Indemnifying Party.

•	Authority to Enter Into Agreement. Supplier and Buyer represent and warrant that each has the corporate right, power, and authority to enter into this Agreement and to perform all of its obligations hereunder, and the execution, delivery, and performance by such Party of this Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or of such Party’s charter or bylaws or result in the breach of or constitute a default under or require any consent under any other agreement or instrument to which such Party is a party or by which such Party may be bound or affected.

•	Non-Waiver. The failure of any Party to enforce at any time or for any period any of the provisions of this Agreement will not be construed to be a waiver of those provisions or of the right of that Party thereafter to enforce each and every provision hereof.

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Purchase Agreement | Sale of Hemp Flower

•	Relationship of Parties. None of the Parties will, for any purpose, be deemed to be an agent of one of the other Parties, and the relationship between the Parties will only be that of independent contractors. None of the Parties will have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other Party in this agreement, whether expressed or implied, or to bind the other Party entering into this agreement in any respect whatsoever.

•	Integration and Severability. This Agreement contains the entire agreement between the Parties with regard to the matters set forth herein. It supersedes any and all prior agreements and understandings, whether written or oral, relating to the subject matter hereof with the exception of a separate signed and executed Non-Disclosure and Non-Circumvention Agreement between the Parties. This Agreement may be amended, or any right or condition, only by written instrument signed by all Parties. In the event that any one or more of the provisions of this Agreement will be found to be invalid, illegal or unenforceable in any respect, such term will be severed from the Agreement and the remaining terms and provisions hereof will be unimpaired and remain in full force and effect.

•	Modification. This Agreement may not be altered, amended, modified or otherwise changed in any way except by a written instrument, which specifically identifies the intended alteration, amendment, modification or other change and clearly expresses the intention to so change this Agreement, signed by an authorized representative of all Parties.

•	Notice. All notices required or permitted under this Agreement will be in writing and will be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile or email; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier. All communications will be sent to the addresses set forth above or to such other address as may be designated by a Party by giving written notice to the other Parties pursuant to this section.

•	Arbitration. Any dispute or claim arising in any way from Buyer’s purchase of Products will be resolved by binding arbitration, in Multnomah County, Oregon rather than in court, except in the case of malfeasance. The arbitration will be conducted before a neutral single arbitrator, whose decision will be final and binding, and the arbitral proceedings shall be governed by the AAA Commercial Arbitration Rules, Consumer Due Process Protocol, and Supplementary Procedures for Resolution of Consumer Related Disputes. These rules can be found on the AAA website at www.adr.org. Arbitration proceedings may be commenced by any of the Parties by sending the other Parties a notice of dispute, in writing, setting forth the facts of the dispute and the relief requested. The arbitration shall be conducted, at the option of the Parties seeking relief, by telephone, online, or based solely on written submissions. Unless the arbitrator finds the arbitration was frivolous or brought for an improper purpose, each Party shall pay its own AAA and arbitrator’s fees and expenses. In no event shall any claim, action or proceeding be instituted more than one (1) year after the cause of action arose. Any judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. If a court of competent jurisdiction finds the foregoing arbitration provision invalid or inapplicable. Buyer and Supplier agree to the exclusive jurisdiction of a State Court of competent jurisdiction located in Multnomah County, Oregon and each agree to submit to the exercise of personal jurisdiction of such courts for the purpose of litigating any applicable dispute or claim.

•	Non Disclosure of Agreement. The parties agree not to disclose to any third party

m	The existence or contents of this Agreement;
m	The nature or purpose of the parties’ relationship as it pertains to the Purpose of this Agreement; and
m	The status of the parties’ relationship as it pertains to this Agreement.

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Purchase Agreement | Sale of Hemp Flower

•	Confidential Information.

m	As used herein, “Confidential Information” shall mean, without limitation;

■	Any idea, proposal, plan, information, procedure, technique, formula, technology or method of operation, any written or oral information of a proprietary nature, any third party processing/business relationships whether under contract or not, and any intellectual property owned or licensed by Disclosure or relating to Disclosure or any of its principals’ or affiliates’ business, projects, operations, finances, activities or affairs, whether of a technical nature or not (including trade secrets, know-how, processes, and other technical or business information), or any proposed change thereto;
■	Any Offering or Placement Memorandum and all data, reports, records (financial and otherwise), trade secrets, verbal communications and/or other materials obtained in connection with the execution of this Agreement and thereafter, including, without limitation, the knowledge that Client may be seeking to complete transactions;
■	Any other information disclosed by Disclosure and designated by Disclosure as confidential, including personal contact information. By way of illustration, but not limitation, Confidential Information includes, without limitation, information regarding all of the computer software and technologies, systems, structures, architectures, processes, formulae, compositions, improvements, devices, know- how, inventions, discoveries, concepts, ideas, designs, methods, and information and databases developed, acquired, owned, produced or practiced at any time by Disclosure or any affiliate thereof, software programs and documentation licensed by third parties to Disclose, and any other similar information or material;
■	The business or financial condition of Disclosure or directly or indirectly related to Discloser’s companies or investments or its internal administrative, billing and accounting systems;
■	Customer lists, telemarketing lists, vendor lists, employee personnel information and policies and procedures;
■	Discloser’s products and services;
■	Business or financial information directly or indirectly related to Discloser’s companies and investments; and
■	The names, telephone numbers, email addresses, and other contact information of clients, borrowers, investors, lenders, agents, brokers, lending corporations, banks, manufacturers, individuals and/or trusts, or buyers and sellers hereinafter referred to as “Contacts.” The Parties agree that the identities of the Contacts shall be recognized by the other Party as the exclusive and valuable Contacts of the introducing Party and shall remain so for the duration of this Agreement; and
■	Other processes and procedures employed by Disclosure.

m	Notwithstanding the foregoing, Confidential Information shall not include information

■	Currently in or which becomes part of the public domain (other than as a result of a breach of this Agreement);
■	In Recipient’s possession or known to Recipient prior to its receipt from Disclosure pursuant to this Agreement; and
■	Independently developed by Recipient without reference to the Confidential Information of Disclosure or known through a party other than Disclosure, which party has no duty of confidentiality to Disclosure, as demonstrated by written record.

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•	Non-Circumvention. Both parties agree that neither party shall circumvent the other party with regards to any third- party or relationship facilitated, introduced or otherwise as a result of disclosure of Confidential Information from one party to the other party. All Information is considered highly sensitive and strictly confidential. Accordingly, the parties will maintain such Information in the utmost confidence. The parties will not use or exploit the Information for any purpose other than evaluating the desirability of the potential products and/or services.

m	The parties will limit disclosure and transfer of Information to each party’s employees, directors, officers, agents and representatives (“Representatives”) that have a legitimate need to review the Information in evaluating utilization of the products and/or services.
m	The parties and their officers and directors, separately and individually, will not make any effort to circumvent the terms of this Agreement in an attempt to gain the benefits or considerations granted to it under the Agreement by taking any actions to indirectly gain the benefits of the Confidential Information, including but not limited to contracting directly with any client, provider or vendor of the other party which Disclosing Party has identified as having access to the Confidential Information.

•	Damages. The parties recognize violation of this Agreement could cause irreparable harm and significant injury, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, the parties agree that the injured party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief the injured party deems appropriate. This right shall be in addition to any other remedy available to the injured party in law or equity. In addition, said injured party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

•	Liquidated Damages. In case of circumvention, the Parties agree and guarantee that they will pay a legal monetary penalty that is equal to no less than three (3) times the fee the circumvented Party should have realized in such transactions, by the person(s) or entity(ies) engaged on the circumvention for each occurrence.

•	No Employee Solicitation. During the term of this Agreement and for a period of two (2) years thereafter, either directly or indirectly, on its own behalf or in the service of or on behalf of others, neither party shall divert, solicit or hire away, or attempt to divert, solicit or hire away to any person, concern or entity, any person employed by either party, whether or not such employee is a part or full-time, temporary or permanent employee and whether or not such employment is pursuant to a written agreement, for a determined period, or at will.

•	Non-Disparagement. Both Parties agree to not disparage the other Party in any event whatsoever whether in oral or written communication.

•	Ownership of Accounts. Accounts, customers, clients, suppliers, vendors, manufacturers, and distributors brought to this tolling agreement by either Party will be identified for all intents and purposes as accounts, customers, clients, suppliers, vendors, manufacturers, and distributors, of the Party who introduced that entity to this tolling agreement.

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Purchase Agreement | Sale of Hemp Flower

•	Competitive Products and Services. Each party acknowledges that the other party (including certain of its affiliates) may be engaged in the research, development, production, marketing, licensing and/or sale of similar services or products as those being considered under this Agreement. Such services or products may be competitive with those of the other party and may display the same or similar functionality. Nothing in this Agreement shall be construed to prevent either party from engaging independently in such activities, provided it does not utilize the Information of the other party in order to do so.

•	Force Majeure. If any Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of force majeure, including, but not limited to fire, flood, earthquake, explosion, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God and/or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing matters or not, then, upon written notice by the Party liable to perform to the other Party, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, will be suspended during the period of such disability; provided that the Party asserting force majeure will bear the burden of establishing the existence of such force majeure by clear and convincing evidence; and provided further, that the Party prevented from complying will use its best efforts to remove such disability as quickly as commercially reasonably possible, and will continue performance with the utmost dispatch whenever such causes are removed, and will notify the other Party of the force majeure event not more than five (5) working days from the time of the event. When such circumstances arise, the Parties will discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution. Both Parties agree to execute a Mutual Non Disclosure & Non-circumvent Agreement to protect the mutual interest of both Parties. The Parties duly acknowledge and affirm the full and legal binding effect of this Agreement and agree to honor and abide by this agreement in its entirety.

•	Amendments. This Agreement may not be amended in any way other than by writing duly executed by all parties hereto.

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Purchase Agreement | Sale of Hemp Flower

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the Effective Date.

If to (Supplier), addressed to:	Easy Street Services Company
Easy Street Services Company
By:
Name:
Title:
	Date:	06/18/2019

If to (Supplier), addressed to:	Singlepoint Inc. (OTC:SING)
Singlepoint Inc. (OTC:SING)
By:
	Name:	Wil Ralston
	Title:	CEO
	Date:	06/18/2019

If to (Buyer), addressed to:	Elite Foundation Inc
Elite Foundation Inc.
By:
Name:
Title:
	Date:	06/18/2019

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